Exhibit 10.1.3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

[Satellite Services Inc. Logo]     July 18, 1997           MAILING ADDRESS:
                                                         Post Office Box 5630
                                                         Denver, CO 80217-5630
                                                            (303) 267-5500

Mr. Steve Saril, President                            VIA FACSIMILE
Spice Networks
536 Broadway, 7th Floor
New York, NY 10012

Re:  Spice and Adam & Eve

Dear Steve:

      This letter confirms our agreement that effective June 1, 1997, the Fees payable for PPV Cable Subscribers for Spice and Adam & Eve shall be the greater of: (1) ***** of the Gross receipts attributable to such PPV buys; or (2) *****. This letter agreement shall remain in effect for the Term so long as there are no less than ***** million Addressable Subscribers in Systems. Capitalized terms in this letter agreement shall have the same meaning as the definition of such terms in the Affiliation Agreement, as amended, dated as of November 1, 1992 between Spice, Inc., and Satellite Services, Inc.

      If this letter accurately sets forth our agreement, please sign in the space indicated below and return it to me.

                                            Satellite Services, Inc.
                                            By:   /s/ J. Hinderg
                                            Name: J. Hinderg, Jr.
                                            Title:   President

ACCEPTED AND AGREED TO:

By:     /s/ Steve Saril
Name:   Steve Saril
Title:  President

cc: James Cofer